Your Vote Counts!

INNOVATIVE EYEWEAR, INC.

11900 BISCAYNE BLVD., SUITE 630

NORTH MIAMI, FL 33181

INNOVATIVE EYEWEAR, INC.

2023 Annual Meeting

Vote by August 3, 2023

11:59 PM ET

You invested in INNOVATIVE EYEWEAR, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on August 4, 2023.

Get informed before you vote

View the Annual Report and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to July 21, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may

(1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email,

please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote Virtually at the Meeting*

August 4, 2023

10:00 am EST

Virtually at:

www.virtualshareholdermeeting.com/LUCY2023

Smartphone users

Point your camera here and

vote without entering a

control number

*Please check the meeting materials for any special requirements for meeting attendance.

For complete information and to vote, visit www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Vote at www.ProxyVote.com

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

Voting Items

Board

Recommends

V19686-P96269

01) Harrison Gross

02) Louis Castro

03) Kristin McLaughlin

04) Olivia Bartlett

1. Election of Directors

Nominees:

2. Auditor Ratification Proposal

To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

3. Say-on-Pay

To approve on a nonbinding advisory basis the executive compensation of our named executive officers for the year ended December 31, 2022.

4. Frequency of Say-on-Pay vote

To vote on the frequency of such nonbinding advisory votes regarding the executive compensation of named executive officers, every one (1), two (2) or every three (3) years.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For

For

For

3 Years